Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Jay H. Schecter
Corporate Resource Services, Inc.
212-346-7960
jschecter@aabilities.com

Corporate Resource Services Acquires Assets of
Cameo Personnel Systems, Inc.

CRS subsidiary Diamond Staffing expands New Jersey capabilities

NEW YORK – (April 19, 2011) – Corporate Resource Services, Inc. (OTCBB: CRRS), a national provider of temporary and permanent staffing services, announced today that effective on April 10, 2011, its subsidiary Diamond Staffing Services, Inc., has acquired substantially all the assets of Cameo Personnel Systems, Inc., a New Jersey-based company (Cameo) in the business of providing temporary and permanent employment staffing services and related support services.  Cameo provides its services principally to clients in light industrial businesses through its 3 offices located in New Jersey and as a Licensor of Front Line Staffing, Inc, also located in New Jersey.  Cameo recorded aggregate annual revenues in excess of $12 million (unaudited) in its last  year ended December 31, 2011.  Cameo will be integrated as a division of Diamond Staffing Services, Inc.  The purchase price was approximately $750,000.

“This acquisition, both strategically and geographically, fits well with Diamond’s and CRS’s existing lines of business,” said Jay H. Schecter, Chief Executive Officer of CRS.  “We continue to see acquisition opportunities in the marketplace and intend to capitalize on those opportunities and enhance shareholder value.”

About Corporate Resource Services

Through its five wholly-owned subsidiaries, Accountabilities, Corporate Resource Development, Insurance Overload Services, Diamond Staffing and Integrated Consulting Group, Corporate Resource Services is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support.  The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies.  The Company conducts all of its business in the United States through the operation of over 50 staffing and recruiting offices.

Safe Harbor Disclaimer: This press release contains “forward-looking statements”. These statements relate to expectations concerning matters that are not historical facts.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, our ability to satisfy our working capital requirements; our ability to identify suitable acquisition candidates or investment opportunities; our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions; successor liabilities that we may be subject to as a result of acquisitions; material employment related claims and costs as a result of the nature of our business; our ability to retain key management personnel; the financial difficulty of our clients, which may result in nonpayment of amounts owed to us; significant economic downturns resulting in reduced demand for our services; our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients and other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and our other reports filed with the Securities and Exchange Commission, or SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Except as required by law, we undertake no obligation to update the forward-looking statements.

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